EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Semler Scientific, Inc.
Portland, Oregon
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198275, No. 333-198891 and 333-207779) of Semler Scientific, Inc. of our report dated March 17, 2017 relating to the financial statements of Semler Scientific, Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
/s/ BDO USA, LLP
New York, New York
March 17, 2017